UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 7, 2006

CAPITAL SENIOR LIVING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2006, subsidiaries of Capital Senior Living Corporation (“Company”) entered into an agreement of sale pursuant to which the Company agreed to sell three communities (Crosswood Oaks in Citrus Heights, California, Tesson Heights in St. Louis, Missouri and The Veranda Club in Boca Raton, Florida) to Health Care Property Investors, Inc. (“HCP”) for $54 million, subject to ordinary prorations. Upon the completion of the sale of these three communities, the Company will lease these communities back from HCP. The sale by the Company of these three communities is expected to occur upon lender approval, required regulatory approvals and other customary closing conditions.

Also on March 7, 2006, a subsidiary of the Company entered into an agreement of sale pursuant to which the Company agreed to sell six communities (these communities are located in Texas in Abilene, Burleson, Cedar Hill, Waxahachie and two in North Richland Hills) to an affiliate of HCP for $43 million, subject to ordinary prorations. These six communities are currently managed by the Company. The Company is exercising its option to purchase these six communities as described below. The Company expects simultaneously to purchase these six communities and sell them to the HCP affiliate, and upon completion of the sale of these six communities to the HCP affiliate, the Company will lease them back. The sale by the Company is expected to occur upon lender approval, required regulatory approvals and other customary closing conditions.

On March 10, 2006, a subsidiary of the Company exercised its option to purchase from subsidiaries of The Covenant Group of Texas, Inc. (“Covenant”). The six communities described above as well as an additional community located in Arlington, Texas for $40.4 million, subject to ordinary prorations. Upon exercise of the options, the Company and Covenant entered into agreements of sale regarding purchase by the Company of these seven communities. Upon completion of the acquisition by the Company from Covenant, the six communities described above will be sold to an affiliate of HCP and leased back by the Company. The seventh community will be marketed and sold as soon as feasible. The acquisition of the seven communities by the Company from Covenant is expected to occur upon lender approval, required regulatory approvals and other customary closing conditions.

Item 7.01	Regulation FD Disclosure.

On March 13, 2006, The Company announced that it entered into the six community sale/leaseback transaction described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains and may implicate, forward-looking statements regarding the registrant and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

No.	Exhibit Name

10.1

Contract of Acquisition, dated as of March 7, 2006, between Health Care Property Investors, Inc. and Capital Senior Living Properties 2 – Crosswood Oaks, Inc., Capital Senior Living Properties 2 – Tesson Heights, Inc. and Capital Senior Living Properties 2 – Veranda Club, Inc.

10.2	Contract of Acquisition, dated as of March 7, 2006, between Texas HCP Holding, L.P. and Capital Senior Living Acquisition, LLC

10.3	Agreement of Purchase and Sale of Real Property, dated March 10, 2006, by and between Covenant Place of Abilene, Inc. and Capital Senior Living Acquisition, LLC

10.4	Schedule identifying substantially identical agreements to Exhibit 10.3

The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01:

99.1	Press Release dated March 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2006	Capital Senior Living Corporation

By:	/s/ Ralph A. Beattie

Name: Ralph A. Beattie

Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Name

10.1

Contract of Acquisition, dated as of March 7, 2006, between Health Care Property Investors, Inc. and Capital Senior Living Properties 2 – Crosswood Oaks, Inc., Capital Senior Living Properties 2 – Tesson Heights, Inc. and Capital Senior Living Properties 2 – Veranda Club, Inc.

10.2	Contract of Acquisition, dated as of March 7, 2006, between Texas HCP Holding, L.P. and Capital Senior Living Acquisition, LLC

10.3	Agreement of Purchase and Sale of Real Property, dated March 10, 2006, by and between Covenant Place of Abilene, Inc. and Capital Senior Living Acquisition, LLC

10.4	Schedule identifying substantially identical agreements to Exhibit 10.3

The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01:

99.1	Press Release dated March 13, 2006